Exhibit 3.1

CSCL/CD-510 (Rev. 02/17)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS CORPORATIONS, SECURITIES & COMMERCIAL LICENSING BUREAU
Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
Address
City	State	ZIP Code	EFFECTIVE DATE:

Document will be returned to the name and address you enter above.

If left blank, document will be returned to the registered office.

RESTATED ARTICLES OF INCORPORATION

For use by Domestic Profit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned execute the following Articles:

1.	The present name of the corporation is:

Covisint Corporation

2.	The identification number assigned by the Bureau is:	01738J

3.	The former name(s) of the corporation are:

N/A

4.	The date of filing the original Articles of Incorporation was: April 1, 2008

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I
The name of the corporation is:

Covisint Corporation

ARTICLE II
The purpose or purposes for which the corporation is formed are:

The purpose or purposes for which the Corporation is formed are to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act, as amended (the “Act”).

ARTICLE III

The total authorized shares:

1.	Common Shares	100	Preferred Shares

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

ARTICLE IV

1.	The name of the resident agent:	The Corporation Company

2.	The street address of the registered office is:

	40800 Ann Arbor Road East, Suite 201, Plymouth		, Michigan	48170-4675
	(Street Address)	(City)		(Zip Code)

3.	The mailing address of the registered office, if different than above:

, Michigan
	(Street Address or P.O. Box)	(City)		(Zip Code)

ARTICLE V (Optional. Delete if not applicable)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between the corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or share holder thereof, or an application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all of the shareholders or class of shareholders and also on this corporation.

ARTICLE VI (Optional. Delete if not applicable)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent shall bear the date of signature of the shareholder who signs the consent. Written consents are not effective to take corporate action unless within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3).

ARTICLE VII (Additional provision, if any, may be inserted here; attach additional pages if needed).
See Attached.

5.	COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS, OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

	a.	☐	These Restated Articles of Incorporation were duly adopted on the day of , , in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

Signed this day of ,

(Signatures of Incorporators; Type or Print Name Under Each Signature)

	b.	☐	These Restated Articles of Incorporation were duly adopted on the 26th day of July, 2017, in accordance with the provisions of Section 642 of the Act: (check one of the following)

		☐	by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

		☐	by the shareholders at a meeting in accordance with section 611(3) of the Act

		☐	were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

		☐	were duly adopted by the written consent of the shareholders entitled to vote in accordance with section 407(2) of the Act.

Signed this 26th day of July, 2017

By /s/ Gordon A. Davies
(Signature of an authorized officer or agent)

Gordon A. Davies
(Type or Print Name)

CSCL/CD-510 (Rev. 02/17)

Preparer’s Name Taylor Denson

Business Telephone Number  (858)458-3008

INFORMATION AND INSTRUCTIONS

1.	This form may be used to draft your Restated Articles of Incorporation. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act. The format provided contains only the minimal information required to make the document fileable and may not meet your needs. This is a legal document and agency staff cannot provide legal advice.

2.	Submit one original of this document. Upon filing, the document will be added to the records of the Corporations, Securities & Commercial Licensing Bureau. The original will be returned to your registered office address unless you enter a different address in the box on the front of this document.

Since this document will be maintained on electronic format, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.	This document is to be used pursuant to sections 641 through 643 of Act 284, P.A. of 1972, for the purpose of restating the Articles of Incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation’s Articles of Incorporation, along with any desired amendments to those articles.

4.	Item 2 - Enter the identification number previously assigned to the Bureau. If this number is unknown, leave it blank.

5.	Article II- State the purposes for which the corporation is formed. Under section 202(b) of the Act, it is sufficient to state substantially, alone or with specifically enumerated purposes, that the corporation may engage in any activity within the purposes for which corporations may be formed under the Act. The Act requires, however, that educational corporations state their specific purposes.

6.	Item 5 - Restated Articles of Incorporation submitted before the first meeting of the Board of Directors may be adopted by all of the incorporators by completing Item 5(a). Restated Articles of Incorporation which do not amend the Articles of Incorporation may be adopted by the Board of Directors without a vote of the shareholders by completing Item 5(b). Restated Articles of Incorporation which amend the Articles of Incorporation require adoption by the shareholders by completing item 5(b).

7.	The duration of the corporation should be stated in the Restated Articles of Incorporation only if not perpetual.

8.	This document is effective on the date endorsed “filed” by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

9.	This document must be signed by: (COMPLETE Item 5(a) or 5(b), BUT NOT BOTH)

Item 5(a): a majority of the incorporators.

Item 5(b): an authorized officer or agent.

10.	FEES: Make remittance payable to the State of Michigan. Include corporation name on check or money order.

NONREFUNDABLE FEE	$10.00

ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:

Amount of Increase	Fee
1-60,000	$50.00
60,001-1,000,000	$100.00
1,000,001-5,000,000	$300.00
5,000,001-10,000,000	$500.00
More than 10,000,000	$500.00 for first 10,000,000 plus $1000.00 for each additional 10,000,000, or portion thereof

Veterans: Pursuant to MCL 450.2060(10) and, if a majority of the shares of the domestic profit corporation responsible for paying the fee are held by 1 or more honorably discharged veterans of the armed forces of the United States, you may contact the Corporations Division regarding a fee waiver.

Submit with check or money order by mail:	To submit in person:

Michigan Department of Licensing and Regulatory Affairs	2501 Woodlake Circle
Corporations, Securities & Commercial Licensing Bureau	Okemos, MI
Corporations Division	Telephone: (517) 241-6470
P.O. Box 30054
Lansing, MI 48909	Fees may be paid by check, money order, VISA or Mastercard when delivered in person to our office.

MICH-ELF (Michigan Electronic Filing System):
First Time Users: Call (517) 241-6470, or visit our website at http://www.michigan.gov/corporations Customer with MICH-ELF Filer Account: Send document to (517) 636-6437

LARA is an equal opportunity employer/program. Auxiliary aids, services and other reasonable accommodations are available upon request to individuals with disabilities.

Optional expedited service.

Expedited review and filing, if fileable, is available for all documents for profit corporations, limited liability companies, limited partnerships and nonprofit corporations.

The nonrefundable expedited service fee is in addition to the regular fees applicable to the specific document.

Please complete a separate CSCL/CD-272 form for expedited service for each document submitted in person, by mail or MICH-ELF.

24-hour service - $50 for formation documents and applications for certificate of authority.

24-hour service - $100 for any document concerning an existing entity.

Same day service

•	Same day - $100 for formation documents and applications for certificate of authority.

•	Same day - $200 for any document concerning an existing entity.

Review completed on day of receipt. Document and request for same day expedited service must be received by 1 p.m. EST OR EDT.

•	Two hour - $500

Review completed within two hours on day of receipt. Document and request for two hour expedited service must be received by 3 p.m. EST OR EDT.

•	One hour - $1000

Review completed within one hour on day of receipt. Document and request for 1 hour expedited service must be received by 4 p.m. EST OR EDT.

First time MICH-ELF user requesting expedited service must obtain a MICH-ELF filer number prior to submitting a document for expedited service. CSCL/CD-901.

Changes to information on MICH-ELF user’s account must be submitted before requesting expedited service. CSCL/CD-901.

Documents submitted by mail are delivered to a remote location for receipts processing and are then forwarded to the Corporations Division for review. Day of receipt for mailed expedited service requests is the day the Corporations Division receives the request.

Rev. 02/17

ARTICLE VII.

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty. However, this Article shall not eliminate or limit the liability of a director for any of the following:

(1) The amount of a financial benefit received by a director to which he or she is not entitled.

(2) Intentional infliction of harm on the corporation or its shareholders.

(3) A violation of Section 551 of the Act.

(4) An intentional criminal act.

Any repeal, amendment or other modification of this Article shall not increase the liability or alleged liability of any director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If the Act is subsequently amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

ARTICLE VIII.

To the maximum extent permitted by the Act, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, formal or informal, including any appeal, by reason of the fact that the person is or was a director or officer of the corporation, or, while serving as a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, member, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, against expenses (including actual and reasonable attorney fees and disbursements), liabilities, judgments, penalties, fines, excise taxes, and amounts paid in settlement actually and incurred by him or her in connection with such action, suit, or proceeding. Indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and may inure to the benefit of such person’s heirs, executors and administrators. The corporation, by provisions in its bylaws or by agreement, may grant to any current or former director, officer, employee or agent of the corporation the right to, or regulate the manner of providing to any current or former director, officer, employee or agent of the corporation, indemnification to the fullest extent permitted by the Act. Any right to indemnification conferred as permitted by this Article VIII shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute (including the Act, any other provision of these Articles, any provision of the bylaws, any agreement, any vote of shareholders or the Board of Directors or otherwise.